UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2008
Date of Report (Date of earliest event reported)

EV Transportation, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-137098	95-4862281
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

5500 West Century Boulevard, Los Angeles, California 90045
(Address of principal executive offices)
(Zip Code)

(310) 215-3201
Registrant’s telephone number, including area code

660 Newport Center Drive Ste. 720
Newport Beach, California 92660
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

EV Transportation, Inc., a Nevada corporation (formerly IMMS, Inc.) (together with its wholly-owned subsidiary, EV Rental Cars, LLC, a California limited liability company (“EV Rental”), hereinafter referred to as the “Company,” “we,” “us,” or “our”) is filing this Form 8-K/A Amendment No. 1 to include the interim unaudited financial statements of EV Rental for the six month periods ended June 30, 2008 and 2007. The information in this Form 8-K/A Amendment No. 1 has not been updated from the original Form 8-K except as required to reflect the inclusion of the interim unaudited financial statements noted above.

This Form 8-K/A Amendment No. 1 includes changes to the section under the heading “Management’s Discussion and Analysis or Plan of Operation.” Specifically, we have added a discussion of EV Rental’s results of operations for the six months ended June 30, 2008 compared to the six months ended June 30, 2007, EV Rental’s results of operations for the three months ended June 30, 2008 compared to the three months ended June 30, 2007 and have made certain other revisions regarding EV Rental’s liquidity and capital resources.

In addition, this Form 8-K/A Amendment No. 1 includes two changes to the cover page of the original Form 8-K to reflect July 8, 2008 as the correct date of the earliest event reported and the recent name change of the Company from “IMMS, Inc.” to “EV Transportation, Inc.”

Items included in the original Form 8-K that are not included herein are not amended and remain in effect as of the date of the original filing. Additionally, this Form 8-K/A Amendment No. 1 does not purport to provide an update or a discussion of any other developments at the Company subsequent to the original filing.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in the original Form 8-K filed on July 25, 2008 and this Form 8-K/A Amendment No. 1 (collectively, the “Report”). This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Forward-Looking Statements

This Report contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.” Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this Report. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report.

Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

•	actual or anticipated fluctuations in our quarterly and annual operating results;

•	actual or anticipated product constraints;

•	decreased demand for our products resulting from changes in consumer preferences;

•	product and services announcements by us or our competitors;

•	loss of any of our key executives;

•	regulatory announcements, proceedings or changes;

•	announcements in the rental car community;

•	competitive product developments;

•	intellectual property and legal developments;

•	mergers or strategic alliances in the rental car industry;

•	any business combination we may propose or complete;

•	any financing transactions we may propose or complete; or

•	broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Overview

We entered into an Agreement and Plan of Merger, dated July 8, 2008 (the “Merger Agreement”), by and among EV Transportation, Inc. (formerly IMMS, Inc.), IMMS Acquisition LLC, a California limited liability company and a wholly-owned subsidiary of EV Transportation, Inc. (“Merger Sub”), and EV Rental. Pursuant to the Merger Agreement, Merger Sub merged into EV Rental, with EV Rental being the surviving entity (the “Merger”).

As a result of the Merger, EV Rental became EV Transportation, Inc.’s wholly-owned subsidiary. Upon the closing of the Merger, each of the limited liability company membership interests of EV Rental (the “EV LLC Interests”) issued and outstanding were converted automatically into the right to receive a number of shares of EV Transportation, Inc. common stock, par value $0.001 per share (the “Common Stock”), equal to 0.18450163 shares of Common Stock for each 0.000001% of outstanding EV LLC Interests, or up to an aggregate of 18,450,163 shares of Common Stock, subject to the rights of the former members of EV Rental to exercise and perfect their dissenters’ rights under applicable provisions of California law to accept cash in lieu of shares of Common Stock. The securities were issued pursuant to an exemption from registration under Rule 505 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Following the closing of the Merger, our business primarily consists of car rentals and, to a lesser degree, a pre-owned car sales program. Currently, we only rent hybrid electric and low-emissions vehicles in the compact, full-size, and sport-utility vehicle classes. We rent cars on daily, multi-day, weekly and monthly bases. Our primary source of revenue consists of “base time and mileage” car rental fees. Our practice, however, is to allow customers unlimited mileage for their rentals, no matter the duration of their rental period. Thus, all of our rental fees are generated based on the length of the rental period, not on the number of miles customers travel. We also charge an additional fee for one-way rentals to and from specific locations. In addition to rental fees, we sell other optional products to our customers, such as collision or loss damage waivers, supplemental liability insurance, personal effects coverage and gasoline.

Customers can make rental reservations via our website www.evrental.com, the Fox Rent-a-Car, Inc. (“Fox”) website, www.foxrentacar.com, at the rental counter at any of our locations, by phone (1-877-EVRENTAL), through several online travel websites that partner with Fox (www.expedia.com, www.orbitz.com), or through a corporate account program in place with their employers.

We believe that growth in demand for environmentally friendly cars and the anticipated increase in production of new models of hybrid electric and low-emissions vehicles by major automakers have created an opportunity for an environmentally friendly car rental company such as ours. We intend to capitalize on our position as a first mover in this market by executing a comprehensive business strategy. However, execution of our business strategy will be contingent upon and require significant financing. There can be no assurance that such financing will become available or if it does, that it will be offered on favorable terms to us. Our ultimate goal is to achieve a national presence in the car rental industry.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of accounts receivable, useful lives and realizability of vehicles and property and valuation of deferred taxes, as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarizes our most significant accounting and reporting policies and practices:

Vehicles and Property. Vehicles and property are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets of five years. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. At times, we sell rental vehicles which are classified as property and equipment. We recognize the net (gain) loss on these sales as a decrease (increase) of operating expenses in the statement of operations included in our financial statements.

Impairment of Long-Lived Assets. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we evaluate the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. We estimate the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Management believes there is no impairment of our long-lived assets. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in an impairment of long- lived assets in the future.

Revenue Recognition. We recognize revenues in accordance to the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104. We evaluate the criteria of the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions.

We provide vehicle rentals to business and leisure travelers through Fox. Rental and rental-related revenue (including cost reimbursements from customers) from vehicle rentals are recognized over the period the vehicles are rented. We are reimbursed for certain operating expenses we incur, including gasoline and vehicle licensing fees. In addition, we sell vehicles used in the normal course of business when they reach a certain age and mileage. We recognize any gain or loss from such sales upon the delivery of vehicles and is reported as operating income or expense in the accompanying statement of operations.

We recognize sales incentives offered to customers as a reduction to rental revenues when the revenue is recognized in accordance with EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).

Results of Operations for the Three Months Ended June 30, 2008 Compared to the Quarter Ended June 30, 2007

Net Rental Revenues. Net rental revenues for the three months ended June 30, 2008 declined by $296,836 to $718,019 from $1,014,855 in 2007. Net rental revenues primarily relate to our arrangement with Fox under the Fox Agreement. Net rental revenues primarily consist of car rental revenues and other related revenues, such as insurance coverage and fuel. The decline resulted primarily from reducing the size of the fleet during the second half of 2007 and experiencing lower daily rental rates in 2008. As an integral component of our discussions with our senior secured lender, Amalgamated Bank, and the resulting Forbearance Agreement we were required to reduce the size of our fleet in 2008.

Operating Expenses. Operating expenses declined to $1,124,160 in the quarter ended June 30, 2008 from $1,584,474 in the comparable quarter ended June 30, 2007.

Operating costs decreased to $400,942 in the three months ended June 30, 2008 from $544,880 for the three months ended June 30, 2007. Operating costs primarily consist of fees and reimbursement of costs payable to Fox under the Fox Agreement, maintenance and insurance costs, travel agency commissions, airport concession fees related to our locations and reservation fees. Operating costs decreased in 2008 primarily as a result of decreases in amounts payable under the Fox Agreement due to the decline in rental revenues, insurance expenses and maintenance expenses, offset by increases in airport concession and reservation fees.

Vehicle depreciation decreased by $102,366 to $347,087 for the three months ended June 30, 2008 from $449,453 in 2007 as the result of reducing the size of the rental fleet.

Selling, general and administrative expenses increased by $249,682 to $651,878 in the three months ended June 30, 2008 from $402,196 incurred in the comparable quarter of 2007. Selling, general and administrative expenses increased primarily as a result of increases in professional expenses associated with the reorganization between EV Transportation, Inc. and EV Rental, the completion of our financings and negotiations with our creditors, compensation to consultants and employees and interest and service charges payable to our lenders, offset by decreases in compensation expense to certain members of EV Rental prior to the completion of the reorganization and travel and entertainment expenses.

Vehicle interest declined by $99,770 to $143,878 in the quarter ended June 30, 2008 as compared to the quarter ended June 30, 2007 of $243,753, primarily due to the decline in the vehicle line of credit of approximately $2,568,000 from December 31, 2007 to June 30, 2008. Vehicle interest relates to interest payments to our lender under our line of credit.

Gain on the sale of used vehicles increased by $363,922 to $419,730 during the second quarter in 2008 as compared to the comparable quarter of 2007. As discussed previously, we were required by our senior secured lender to reduce the size of our fleet.

Other Income and Expenses. Total other expense consisted of non-vehicle related interest expense. It remained relatively constant at $49,345 during the three months ended June 30, 2008 as compared to the $55,749 incurred during the three months ended June 30, 2007.

Net Loss. The aforementioned factors resulted in a net loss of $462,286 for the three months ended June 30, 2008 as compared to a net loss of $631,095 for the three months ended June 30, 2007.

Results of Operations for the Six Months Ended June 30, 2008 Compared to the Six Months Ended June 30, 2007

Net Rental Revenues. Net rental revenues for the six months ended June 30, 2008 declined by $481,719 to $1,524,007 from $2,005,726 in 2007. Net rental revenues primarily relate to our arrangement with Fox under the Fox Agreement. Net rental revenues primarily consist of car rental revenues and other related revenues, such as insurance coverage and fuel. The decline resulted primarily from reducing the size of the fleet during the second quarter of 2008 and experiencing lower daily rental rates in 2008. As an integral component of our discussions with our senior secured lender, Amalgamated Bank, and the resulting Forbearance Agreement we were required to reduce the size of our fleet in 2008.

Operating Expenses. Operating expenses increased to $3,266,768 in the six months ended June 30, 2008 from $3,137,068 in the comparable period of 2007.

Operating costs decreased to $807,183 in the six months ended June 30, 2008 from $1,005,472 for the six months ended June 30, 2007. Operating costs primarily consist of fees and reimbursement of costs payable to Fox under the Fox Agreement, maintenance and insurance costs, travel agency commissions, airport concession fees related to our locations and reservation fees. Operating costs decreased in 2008 primarily as a result of decreases in amounts payable under the Fox Agreement as the result of the decline in rental revenues, insurance expenses and maintenance expenses, offset by increases in airport concession and reservation fees.

Vehicle depreciation decreased by $157,236 to $766,768 for the six months ended June 30, 2008 from $924,004 in 2007 as the result of reducing the size of the rental fleet.

Selling, general and administrative expenses increased by $1,038,533 to $1,803,263 in the six months ended June 30, 2008 from $764,710 incurred in the comparable six month period of 2007. Selling, general and administrative expenses increased primarily as a result of increases in professional expenses associated with the reorganization between EV Transportation, Inc. and EV Rental, the completion of our financings and negotiations with our creditors, compensation to consultants and employees and interest and service charges payable to our lenders, offset by decreases in compensation expense to certain members of EV Rental prior to the completion of the reorganization and travel and entertainment expenses.

Vehicle interest declined by $197,461 to $309,284 in the six months ended June 30, 2008 as compared to the six months ended June 30, 2007 of $506,745, primarily due to the decline in the vehicle line of credit of approximately $2,568,000 from December 31, 2007 to June 30, 2008. Vehicle interest relates to interest payments to our lender under our line of credit.

Gain on the sale of used vehicles increased by $355,867 to $419,730 during the six months ended June 30, 2008 as compared to the first quarter of 2007. Our fleet reduction accelerated during the second quarter of 2008.

Other Income and Expenses. Total other expense consisted of non-vehicle related interest expense. It remained relatively constant at $93,951 during the six months ended June 30, 2008 as compared to the $103,309 incurred during the six months ended June 30, 2007.

Net Loss. The aforementioned factors resulted in a net loss of $1,845,112 for the six months ended June 30, 2008 as compared to a net loss of $1,242,378 for the six months ended June 30, 2007.

Liquidity and Capital Resources

Historically, we have financed our operations primarily through lines of credit and other lending facilities and revenues from our business.

As of June 30, 2008, we had an accumulated deficit of $10,257,968 and a working capital deficit of $11,948,026. Our working capital deficit was primarily attributable to our continuing operating losses and negative cash flow. Cash and cash equivalents were $1,941 as of June 30, 2008. Vehicles and property decreased to $3,480,671 as of June 30, 2008 from $6,234,634 as of December 31, 2007, primarily as a result of depreciation expense in the six months ended June 30, 2008 and the reduction of the fleet during the second quarter of 2008.

During the six months ended June 30, 2008, we used $46,396 of cash from operating activities. For the years ended December 31, 2007 and 2006, we incurred net losses of $3,577,503 and $1,824,415, respectively, and had negative cash flows from operating activities of $330,278 and $867,127 in 2007 and 2006, respectively.

For these reasons and others set forth below, the report of our auditor accompanying our December 31, 2007 financial statements, filed previously, include a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our ability to obtain additional financing to fund our operations, implement our business model, and ultimately, to attain profitable operations.

As of June 30, 2008 we had outstanding borrowings of $7,114,471 under our vehicle line of credit, $2,758,846 in accounts payable and accrued expenses, and $2,345,161 of notes payable, including $513,582 to our principal owners, directors and officers. As of December 31, 2007, we had outstanding borrowings of $9,682,731 under our line of credit, $1,689,091 in accounts payable and accrued expenses, and $1,909,380 of notes payable, including $463,582 to our principal owners, directors and officers. The following summarizes our material lending arrangements with our lenders and creditors:

Loan with Vineyard Bank. EV Rental has executed a promissory note in favor of Vineyard Bank (“Vineyard”), dated January 16, 2006, for the principal amount of $1,000,000, due and payable January 16, 2016, bearing interest at the prime rate plus 2.50% (the “Vineyard Note”). The loan made by Vineyard, a Small Business Association (“SBA”) loan, is secured by EV Rental’s assets. Vineyard has a first priority security interest in such assets. In addition, Mr. Pink has personally guaranteed payment of the Vineyard Note. Laurie Pink, the wife of Mr. Pink, executed a personal guaranty limited to her community property interest in the collateral pledged to secure her guaranty. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for each guaranty. As of June 30, 2008, there was due and owing to Vineyard under the Vineyard Note the principal sum of $846,466.

Pursuant to a letter dated January 23, 2008, signed by Vineyard (the “Vineyard Letter”), and approved of by the SBA, Vineyard has agreed to forbear from declaring a default under the Vineyard Note as a result of the change of control in EV Rental arising from the Merger, the Bridge Loan and a future contemplated financing so long as EV Rental does not default under the Vineyard Note, beyond any applicable notice and/or cure periods. Such forbearance will continue for a period of six months from July 8, 2008, the date of the closing of the Merger. During that six month period, EV Rental has agreed to submit to Vineyard such documentation and information as Vineyard may require to evaluate whether Vineyard will consent to the Merger. If Vineyard declines to consent to the Merger, EV Rental will have a period of 90 days after receipt of notice from Vineyard that Vineyard has declared a default under the Vineyard Note to pay off the entire amount owing under the Vineyard Note.

Loan with Amalgamated Bank. EV Rental executed a promissory note (the “Amalgamated Note”) in favor of Amalgamated Bank (“Amalgamated”) dated April 10, 2006, as amended, for the principal amount of $11,000,000, due and payable on May 31, 2007, bearing interest at the bank’s base rate plus 0.75% per annum. As of June 30, 2008, there was due and owing to Amalgamated under the Amalgamated Note the principal sum of $7,114,470. Since that date, Amalgamated has received payments aggregating approximately $1,669,800 that were applied to the outstanding interest and principal balance. The funds to make the payments were derived from vehicle sale proceeds ($1,255,800) and Bridge Loan proceeds ($384,000). Substantially all accrued interest under the Amalgamated Note has also been paid current.  Mr. Pink has personally guaranteed the payment of the Amalgamated Note. Mr. and Mrs. Pink have executed a deed of trust on their personal residence as collateral for the guaranty. EV Rental defaulted under the Amalgamated Note by not paying the outstanding balance of the Amalgamated Note at its maturity. However, EV Rental and Amalgamated entered into a series of forbearance agreements, the most recent of which is dated July 8, 2008 (the “Forbearance Agreement”).

Under the Forbearance Agreement, Amalgamated waived all existing monetary defaults, and in return, among other things, EV Rental has agreed to liquidate its entire rental car fleet and consummate a new round of equity (or debt convertible into equity) financing to pay down the outstanding balance of the Amalgamated Note. After the completion of the vehicle liquidation process and consummation of a new round of financing, it is anticipated that there will be an unpaid balance owing under the Amalgamated Note.

On the later to occur of completion of the liquidation process or the completion of the new round of financing, EV Rental will be unconditionally, absolutely and forever released from all further liability under the Amalgamated Note, and Mr. Pink will be solely liable for the payment of the balance due, regardless of the amount. Mr. Pink has no right of contribution, offset, or reimbursement from us for any amounts that he is obligated to pay to Amalgamated.

Under the terms of the Forbearance Agreement, EV Rental has agreed to do the following:

•
make a total of $1,500,000 in cash payments (the “Cash Payments”) to Amalgamated as follows: (i) $300,000, which has been completed; and (ii) $1,200,000 out of the proceeds of an additional financing (the “New Financing”) immediately following the closing of the New Financing, which must close within 180 days following the closing of the Merger;

•
sell 65 vehicles prior to the signing of the Forbearance Agreement, which has been completed. EV Rental must pay to Amalgamated the net sales proceeds from each of the 65 vehicles sold from the proceeds of the vehicles and the proceeds of the Bridge Loan (the “First Liquidation Payments”) which has been completed. In addition, EV Rental must pay to Amalgamated the sum of $383,962 (representing the difference between the net sales proceeds and the original cost of the vehicles), which has been completed;

•
sell all of its remaining rental vehicles (the date on which the final vehicle is sold, the “Final Vehicle Liquidation Date”). For every vehicle sold after the 65th vehicle, EV Rental must pay Amalgamated the proceeds of the sale of each vehicle, and in addition, an amount equal to the original purchase price for such vehicle multiplied by .016, with this product multiplied by 12, and this product then multiplied by a fraction, the numerator of which is the number of days from February 8, 2008 through the date of the sale of such Unit, and the denominator of which is 365 (the “Accumulated Depreciation”) (the proceeds of each sale and the Accumulated Depreciation collectively, the “Second Liquidation Payments”). EV Rental will pay the Accumulated Depreciation out of the proceeds of the New Financing; and

•
make payments of interest only on approximately $5,664,600 (the “Fleet Value”) of the Amalgamated Note from the date of the Forbearance Agreement until the later to occur of: (i) the Final Vehicle Liquidation Date (together with EV Rental’s payment of all proceeds of sales of its Vehicles and Deferred Interest Payments); or (ii) the New Financing (together with EV Rental’s payment of the $1,200,000 Cash Payment, Accumulated Depreciation and Deferred Interest Payments) (collectively, the “First Interest Payments”). Interest on the balance of the indebtedness in excess of the Fleet Value shall be deferred and shall be due and payable (without additional interest) upon the earlier of the closing of the New Financing or the Final Vehicle Liquidation Date (the “Deferred Interest Payment”). EV Rental will pay the Deferred Interest Payment out of the proceeds of the New Financing.

On the Final Vehicle Liquidation Date, provided that EV Rental has made the Cash Payments, the First Liquidation Payments, the Second Liquidation Payments, the First Interest Payments and the Deferred Interest Payment, Amalgamated has agreed to unconditionally, absolutely and forever release us from all further liability under the Amalgamated Note, notwithstanding that there may be some indebtedness outstanding (the exact amount is undetermined at this time), and has agreed to release all liens and other security interests which it may then have in any of EV Rental’s assets or property. Thereafter, any indebtedness outstanding will become the sole obligation of Mr. Pink, regardless of the amount then owing.

In connection with the signing of the Forbearance Agreement with Amalgamated, Mr. Pink executed a Stock Pledge and Security Agreement, dated July 24, 2008 (the “Pledge Agreement”), whereby Mr. Pink granted to Amalgamated a security interest in all of Mr. Pink’s shares of Common Stock as collateral for his obligations under the Forbearance Agreement and the related loan documents. Under the Pledge Agreement, the pledged shares may not be sold or foreclosed upon by Amalgamated without Mr. Pink’s prior written consent until the later to occur of the “Final Liquidation Date” or the first anniversary of the filing of our “Form 10 Information,” which is provided by this Report, and then only in the event of a default under the Forbearance Agreement. Once the pledged shares are available for liquidation by Amalgamated, Amalgamated may sell the pledged shares, without Mr. Pink’s consent, in market transactions pursuant to Rule 144 of the Securities Act. Mr. Pink is permitted to sell any of the pledged shares pursuant to Rule 144, or in private transactions subject to an applicable exemption from registration under the Securities Act, provided that the net proceeds of the sale plus the market value of the remaining unsold pledged shares equals or exceeds the then outstanding indebtedness owing to Amalgamated. The net proceeds from the sale of the pledged shares under either of the circumstances mentioned above will be escrowed for repayment of the remaining indebtedness owing to Amalgamated. Mr. Pink may also sell the pledged shares for his personal use or to pay any personal income tax liabilities if, at any time, the value of all assets and property (including, but not limited to, the pledged shares) pledged by Mr. Pink to Amalgamated as security for his obligations under the Forbearance Agreement and the related loan documents equals or exceeds 150% of the remaining obligation owing to Amalgamated. Proceeds from such sales are not subject to the escrow restrictions mentioned above. In addition, after the date that Mr. Pink assumes full liability for the obligations owing to Amalgamated, Amalgamated has agreed to release a sufficient quantity of the pledged shares from the lien created under the Pledge Agreement, so as to enable Mr. Pink to sell some of the pledged shares and to use the proceeds from such sales to make monthly payments of interest due under the Forbearance Agreement.

In connection with his obligation to pay the remaining indebtedness to Amalgamated, Mr. Pink has entered into an agreement, dated May 6, 2008, with EV Rental and Kingsdale Capital International, Inc. (“Kingsdale Capital”), whereby Kingsdale Capital agreed, on a “best efforts” basis, to cause to be purchased by or for the accounts of third parties in exempt transactions, a number of shares pledged by Mr. Pink to Amalgamated under the Pledge Agreement, so as to allow him to timely satisfy his obligations to Amalgamated. If Mr. Pink does not receive sufficient proceeds from the sale of the pledged shares, EV Rental has agreed to loan him such amounts as are necessary for him to timely satisfy his obligations to Amalgamated. Any such loan will be secured by shares of Common Stock owned by Mr. Pink. Mr. Pink has agreed to indemnify EV Rental from any of his obligations to Amalgamated, and has executed a pledge agreement covering all of the shares of Common Stock beneficially owned by him as security for such indemnification.

Indemnification Agreement. EV Rental has entered into an indemnification agreement with Mr. Pink, dated May 9, 2008 (the “Indemnification Agreement”), pursuant to which Mr. Pink agreed to indemnify us for any liability owing to Vineyard under the Vineyard Note that exists as of July 8, 2008 and for any liability owing to Amalgamated under the Forbearance Agreement for the payment of accumulated depreciation (as such term is defined in the Forbearance Agreement), except with respect to the first 55 vehicles sold after the effective date of the Forbearance Agreement. However, no repayment by Mr. Pink is required or permitted prior to the payment in full of the indebtedness due to Amalgamated under the Amalgamated Note and Forbearance Agreement and the final release by Amalgamated of the lien created on the shares of Common Stock pledged by Mr. Pink under the Pledge Agreement. In addition, after such release by Amalgamated, Mr. Pink has executed a pledge agreement covering all of the shares of Common Stock beneficially owned by him as security for such indemnification.

Bridge Loan. Simultaneously with the closing of the Merger, EV Rental completed a bridge loan, which was assumed by EV Transportation, Inc., on July 8, 2008, with various investors (the “Bridge Loan”), pursuant to which we issued 1,130,648 units of our securities (the “Units”), which consisted of the following: (i) $1,130,648 principal amount of our unsecured convertible debentures (the “Convertible Debentures”), and (ii) common stock purchase warrants exercisable into up to an aggregate of 565,324 shares of Common Stock (the “Bridge Warrants”). The securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The Convertible Debentures are due and payable on October 31, 2008, and accrue interest at 10% per annum. The interest on the Convertible Debentures may be paid, at our option, in cash or in shares of Common Stock. We may prepay the Convertible Debentures at any time prior to the maturity date, in whole or in part, on 15 days prior written notice to purchasers, provided that we must pay a 20% premium on the outstanding principal amount in the case of such prepayment. Following the maturity date, we have 15 days to pay the outstanding principal amount of the Convertible Debentures, together with all accrued and unpaid interest. In the event we fail to make such payment, the principal amount of the Convertible Debentures will increase by an additional 50% and the term of the Convertible Debentures will automatically be extended for an additional six months from the maturity date. During any such extension period, the interest rate on the Convertible Debentures will remain the same at the new principal amount. Any attempted prepayment of the Convertible Debentures during any such extension period, except in limited circumstances, will not be subject to the 20% premium referenced above.

The Convertible Debentures have an automatic conversion feature. If we close an equity financing (the “Next Equity Financing”), including debt convertible into equity or any other equity security (the “Next Equity Securities”), on or before the date the Convertible Debentures become due and payable, including any extension thereof, the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, will automatically convert into the Next Equity Securities. The conversion price of the Convertible Debentures will be equal to 50% of the price of the Next Equity Securities sold in the Next Equity Financing.

The Convertible Debentures also have a voluntary conversion feature. At any time prior to or after the date the Convertible Debentures become due and payable, including any extension thereof, the holders of the Convertible Debentures may voluntarily convert the principal amount of the Convertible Debentures, plus all accrued and unpaid interest, into shares of Common Stock, provided that the holders give us at least three business days written notice. The number of shares of Common Stock into which the Convertible Debentures may be converted will be determined by dividing the aggregate principal amount, plus all accrued and unpaid interest, by the “Conversion Price” in effect at the time of such conversion. The Conversion Price will be the lesser of: (i) $1.50 per share; or (ii) the fair market value of our Common Stock on the date immediately preceding the date of receipt by us of the holder’s conversion notice. We have the right, prior to the expiration of the three day written notice period, to prepay any Convertible Debentures with respect to any amount which shall be the subject of an attempted conversion, provided that we will be required to pay a 20% premium on the outstanding principal amount in the case of such prepayment.

Each Bridge Warrant entitles the holder to purchase one share of Common Stock. The Bridge Warrants have an exercise price of $0.75 per share and are exercisable for a term of five years from the date of issuance. The Bridge Warrants also carry a cashless exchange provision. Holders cannot exercise any of the Bridge Warrants prior to six months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants prior to nine months from the date of issuance. Holders cannot effect a “net” exercise of the Bridge Warrants at any time if on the date of exercise the resale of the underlying shares of Common Stock by the holder has been registered under the Securities Act pursuant to an effective registration statement.

At our election, we may force the Bridge Warrants to be exercised if: (i) there is an effective registration statement that registers shares of Common Stock underlying the Bridge Warrants; (ii) the average market price of our stock over a 30 day period is trading at a 100% premium to the exercise price of the Bridge Warrants; and (iii) the average trading volume on a daily basis during the same 30 day period is equal to or greater than 15% of the total amount of Bridge Warrants being forced to exercise. In any event, only 25% of the total outstanding Bridge Warrants can be forced to convert in any 30 day period.

The shares of Common Stock underlying the Convertible Debentures and the Bridge Warrants have “piggyback” registration rights.

Prior to the closing of the Bridge Loan, we had sold $125,000 principal amount of unsecured promissory notes to nine investors. These notes accrued interest at a rate of 10% per annum and all principal and unpaid interest was to be due and payable in one installment of six months from the date of each note. However, purchasers of these notes had the option of electing to convert the principal and all accrued and unpaid interest owing on their notes into an equivalent amount of Units in connection with the Bridge Loan. Prior to the closing of the Merger, all nine of the investors elected to convert their notes into the Units offered as part of the Bridge Loan.

Notes Payable to Stockholders. EV Rental executed a promissory note in favor of Mr. Pink, dated December 31, 2006, for the principal amount of $275,423, due and payable on September 30, 2007, bearing interest at a rate of 10% per annum (the “Jeff Pink Note”). The Jeff Pink Note supersedes two prior notes payable to Mr. Pink. As of June 30, 2008, the outstanding principal balance of the Jeff Pink Note was $275,423. Pursuant to a Standby Creditor’s Agreement, dated January 16, 2006 (the “Standby Agreement”), between Mr. Pink and Vineyard, the Jeff Pink Note is subordinated to the Vineyard Note. Also, pursuant to the Forbearance Agreement by and between EV Rental and Amalgamated, Mr. Pink pledged the Jeff Pink Note to Amalgamated as additional collateral for the guaranty provided by Mr. Pink under the Forbearance Agreement. The Jeff Pink Note is currently past due.

EV Rental executed a promissory note in favor of Laurie Pink, dated December 31, 2004, for the principal amount of $50,000, due and payable June 1, 2007, bearing interest at a rate of 10% per annum (the “Laurie Pink Note”). As of June 30, 2008, the outstanding principal balance of the Laurie Pink Note was $50,000. The Laurie Pink Note is past due.

In March 2008, Larry Pink, one of our stockholders and the brother of EV Rental’s former managing member, and his wife, Jo Ann Pink, loaned $50,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Larry Pink and Jo Ann Pink, dated March 20, 2008, for the principal amount of $50,000, bearing interest at 10% per annum. The note is past due.

We have notes payable to other current stockholders with past due maturity dates prior to December 31, 2005 with interest rates from 10% to 14% per annum, in the aggregate principal amount of $138,159. The noteholders have agreed not to demand payment until a future date to be agreed to by the parties.

Notes and Other Obligations Payable to Certain Nonaffiliated Third Parties. EV Rental has notes payable in the principal amount of $155,000 at June 30, 2008 to certain unaffiliated third parties with maturity dates prior to December 31, 2005 with interest rates from 12% to 14% per annum. The notes are currently past due.

In April 2008, Kingsdale Capital advanced $91,762 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to its auditors.

In March 2008, Quantum Merchant Bankers, LLC (“Quantum”) loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated March 19, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. In April 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owning by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated April 8, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. Both notes are due an payable on the earlier of the Next Equity Financing or December 31, 2008.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. Our ability to achieve and maintain profitability and positive cash flow will be dependent upon, among other things, our ability to:

•	be in good standing with our lenders;

•	increase our cash position through financings in order to expand our operations and to purchase new vehicles; and

•	generate revenues.

Net cash used in operating activities improved by $8,808 to $46,396 in the six months ended June 30, 2008 from the comparable six months of 2007. The improvement in cash provided by operating activities was primarily the result of the increase in accounts payable to our professionals and accrued expense payable to our creditors offset by an increase in our net loss and the increase of our accounts receivable.

Net cash provided by investing activities decreased to $0 in the six months ended June 30, 2008 from $76,533 in the six months ended June 30, 2007. The increase resulted from our increased sales of used vehicles.

Net cash provided by financing activities increased to $39,381 for the six months ended June 30, 2008 from $9,710 for the six months ended June 30, 2007. Net cash used by financing activities in the six months ended June 30, 2008 primarily resulted from the receipt of $80,000 from the proceeds of notes payable, offset by payments of $40,619 for notes payable. Net cash used in financing activities in the six months ended June 30, 2007 primarily resulted from the repayment of our notes payable.

In addition, under the Forbearance Agreement, we will be required to liquidate our entire current rental car fleet by October 31, 2008. We may be unable to purchase replacement vehicles from which to generate future revenues. We may not generate sufficient revenues from our proposed business plan in the future to achieve profitable operations or to remain in business. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion plans. In addition, our losses may increase in the future as we expand our business plan. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of Common Stock will decline, and there would be a material adverse effect on our financial condition.

Our plan of operation calls for significant expenses in connection with expanding our business operations and paying our creditors. We do not have sufficient cash or anticipated sources of cash from lines of credit to remain in business for more than 1 month. We will need to obtain significant additional financings in order to maintain our business operations. There are no assurances that we will be able to obtain additional financing in an amount sufficient to meet our needs or on terms that are acceptable to us. As a result, our independent registered public accounting firm has issued a “going concern” modification in their report in our 2007 financial statements.

Obtaining additional financing is subject to a number of factors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund our business plan could be significantly limited and we may be required to suspend our business operations. We cannot assure you that additional financing will be available on terms favorable to us, or at all. The failure to obtain such a financing would have a material, adverse effect on our business, results of operations and financial condition.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of current stockholders will be reduced and these securities may have rights and preferences superior to that of current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertain Tax Provisions, an Interpretation of SFAS Statement 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertain tax positions as described in SFAS No. 109, Accounting for Income Taxes, and requires a company to recognize, in its financial statements, the impact of a tax position only if that position is “more likely than not” of being sustained on an audit basis solely on the technical merit of the position. In addition, FIN 48 requires qualitative and quantitative disclosures including a discussion of reasonably possible changes that might occur in the recognized tax benefits over the next twelve months as well as a roll-forward of all unrecognized tax benefits. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007 with no significant impact on our results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. In February 2008, the FASB issued SFAS No. 157-2, Effective Date of SFAS No. 157. SFAS No. 157-2 delays the effective date of SFAS No. 157, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. The Company is currently evaluating SFAS No. 157 to determine the impact, if any, on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating SFAS No. 159 to determine the impact, if any, on our financial statements.

Item 9.01 - Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

1. Interim unaudited financial statements of EV Rental for the three month periods ended March 31, 2008 and 2007 were filed with the original Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

2. Audited financial statements of EV Rental for the years ended December 31, 2007 and 2006 were filed with the original Form 8-K as Exhibit 99.2 and are incorporated herein by reference.

3. Interim unaudited financial statements of EV Rental for the six month periods ended June 30, 2008 and 2007 are included herewith as Exhibit 99.5.

(b)    Pro forma financial information

1. Unaudited Pro Forma Condensed Consolidated Financial Statements of IMMS were filed with the original Form 8-K as Exhibit 99.3 and are incorporated herein by reference.

(c)    Exhibits

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between EV Rental Cars, LLC, a California limited liability. IMMS, Inc., a Nevada corporation, and IMMS Acquisition LLC, a California limited liability company and a wholly-owned subsidiary of IMMS, dated July 8, 2008*

2.2	Exhibit 2.1 to Agreement and Plan of Merger, Company Disclosure Schedule, dated July 8, 2008*

2.3	Exhibit 3.1 to Agreement and Plan of Merger, Parent Disclosure Schedule, dated July 8, 2008*

10.1	Form of offering documents for Bridge Loan, closed July 8, 2008*

10.2	Reserved.

10.3	Third Forbearance Agreement by and among EV Rental Cars, LLC, Jeffrey Pink, Laurie Pink and Amalgamated Bank and related agreements, dated July 8, 2008*

10.4	Forbearance Letter by and among EV Rental Cars, LLC and Vineyard Bank, dated January 23, 2008*

10.5	Indemnification Agreement by and among Jeffrey S. Pink and EV Rental Cars, LLC, dated, May 9, 20080*

10.6	Pledge and Security Agreement by and among Jeffrey S. Pink and EV Rental Cars, LLC, dated July 8, 2008*

10.7	General Release and Membership Interest Issuance Agreement by and among Auto Acquisition Inc., Brian M. Wood and EV Rental Cars, LLC, dated July 8, 2008*

10.8	Executive Services Agreement by and among IMMS, Inc., R.I. Heller & Co., LLC and William N. Plamondon, dated July 9, 2008*

10.9	Consulting Agreement, by and among IMMS, Inc. and Jeffrey S. Pink, dated July 9, 2008*

10.10	Engagement Letter by and among IMMS, Inc., EV Rental Cars, LLC, and R.I. Heller & Co., LLC, dated July 9, 2008*

10.11	Environmental Vehicle Agreement by and among EV Rental Cars, LLC and Fox Rent a Car, Inc., dated January 12, 2005*

10.12	Standby Creditor’s Agreement, dated January 16, 2006*

17.1	Resignation of Kevin P. O’Connell from IMMS, Inc. *

17.2	Resignation of Kevin P. O’Connell from IMMS Acquisition, LLC*

17.3	Resignation of John Brunkow from IMMS, Inc. *

99.1	Interim unaudited financial statements of EV Rental Cars, LLC for the three month periods ended March 31, 2008 and 2007*

99.2	Audited financial statements of EV Rental Cars, LLC for the years ended December 31, 2007 and 2006*

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of IMMS, Inc. *

99.4	Press release, issued on July 9, 2008, by EV Rental Cars, LLC*

99.5	Interim unaudited financial statements of EV Rental Cars, LLC for the six month periods ended June 30, 2008 and 2007**

* Filed in the original Form 8-K on July 25, 2008 and are incorporated herein by reference.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EV TRANSPORTATION, INC.

Dated: August 28, 2008	By: /s/ William N. Plamondon
William N. Plamondon Chief Executive Officer